Exhibit 16.1

March 26, 2019

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: GEX Management, Inc.

We have read the statements that GEX Management, Inc., included under Item 4.01 of the Form 8-K report dated March 26, 2019, and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

Heaton & Company, PLLC dba Pinnacle Accountancy Group of Utah

Farmington, UT